EXHIBIT 99.1

The Company is providing the following information in response to questions received from investors during its 1st Quarter 2003 earnings call on Monday, May 12, 2003.  Please note that the following information is provided to illustrate the calculation of the Company’s leverage ratios for purposes of determining compliance with certain covenants in its Credit Agreement.  The Company does not necessarily intend to provide, and you should not anticipate, disclosure of these calculations for any future period.  In addition, please note that these calculations are made pursuant to definitions contained in the Company’s Credit Agreement and are not directly comparable to the financial results that the Company announced in its 1st Quarter 2003 earnings call or that it provides in its public filings.  The Company’s Credit Agreement has been filed with the Securities and Exchange Commission (SEC) and investors are encouraged to review that document to obtain a more complete understanding of the relevant definitions.

Financial results determined in accordance with Generally Accepted Accounting Principles (GAAP) have previously been reported for both Successor periods, for the period from November 9, 2002 to December 31, 2002 and for the three months ended March 31, 2003, and for the Predecessor period from January 1, 2002 to November 8, 2002.  The Predecessor and Successor results, which are not comparable as a result of the application of purchase accounting, have all been included in the Company’s Form S-4, Amendment No. 2, as filed with the SEC on March 20, 2003 and its Form 10-Q, as filed with the SEC on May 15, 2003.

“Adjusted Consolidated EBITDA” and “Consolidated EBITDA” are defined in the Company’s Credit Agreement, and are provided solely to give investors the information necessary to calculate the Company’s leverage ratios.  “Adjusted Consolidated EBITDA” and “Consolidated EBITDA” are non-GAAP measures and we do not intend for the information to be considered in isolation or as a substitute for GAAP measures.  Other companies may define the measures differently.  The sum of Predecessor period net income, for the three month periods ended June 30, 2002 and September 30, 2002 and the 39 day period from October 1, 2002 to November 8, 2002, all individually presented below, along with the three months ended March 31, 2002 (not included herein), total the net income, as reported in the Company’s Form S-4, Amendment No. 2, as filed with the SEC on March 20, 2003, for the period January 1, 2002 to November 8, 2002.

The “Adjusted Consolidated EBITDA” amount for the three month periods ended June 30, 2002 and September 30, 2002, are defined in the Company’s Credit Agreement.  Adjustments to EBITDA in Successor periods represent items that are specifically provided for in the Credit Agreement.

	Predecessor			Dex Media East LLC
	For the Quarter Ended		Period from Oct. 1 to Nov. 8	Period from Nov. 9 to Dec. 31	For the Quarter Ended
	Q202	Q302	Q402	Q402	Q103	Total
LTM EBITDA
Net Income	$47	$47	$15	($28)	($16)	$65
Adjustments to Net Income:
Income taxes	33	31	11	(19)	(11)	45
Interest expense, net	24	24	14	28	48	138
Depreciation and amortization	3	2	1	33	56	95
EBITDA	$107	$104	$41	$14	$77	$343

Adjustments to Consolidated EBITDA (per Credit Agreement):
Purchase Accounting Adjustment:
Revenue & related costs, net				30	19	49
Other Excluded Charges: (1)
Other non-cash or non-operational charges			4	10	1	15
Transition expenses (2)				2	5	7
Non-recurring charges				3	4	7
Consolidated EBITDA	$107	$104	$45	$59	$106	$421

Other Adjustments to EBITDA (3)	(12)	(13)	0	0	0	(25)

Adjusted Consolidated EBITDA (4)	$95	$91	$45	$59	$106	$396

DEBT							Leverage
RLOC						$0
Term A						519
Term B						689
Total Senior Secured Debt						$1,208	3.05 x
Senior Notes (9 7/8%)						450
Total Senior Debt						$1,658	4.19 x
Senior Subordinated Notes (12 1/8%)						525
Total Debt						$2,183	5.51 x

(1)      Includes excludable charges as prescribed in the Company’s Credit Agreement.

(2)                  Transition expenses are one-time expenses incurred from the separation of the operations of the Predecessor company from Qwest.  The Credit Agreement limits this adjustment to $15 million in the aggregate.

(3)      Other adjustments are related to estimated stand-alone costs as if the Company was operating as a stand-alone entity.

(4)                  The Adjusted Consolidated EBITDA amount for Q202 and Q302 are defined as $95 million and $91 million, respectively, under the Company’s Credit Agreement.